August 10, 2000



Dear Fellow Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Gish Biomedical, Inc. which will be held on Tuesday, September 19, 2000 at 9:00 a.m. in the corporate offices of Gish Biomedical, Inc., at 2681 Kelvin Avenue, Irvine, California 92614.

This booklet includes the Notice of the Annual Meeting of Shareholders and the Proxy Statement. The Proxy Statement describes the business that will be transacted at the Annual Meeting and also provides important information about the Company and the items to be voted upon that you should consider when you vote your shares.

At this year's meeting, among other things, you will be asked to consider and to vote upon the election of five directors. All of these nominees currently are directors of the Company. Their diversified experience and backgrounds have enabled them to contribute significantly to the success of the Company. Accordingly, your Board of Directors recommends that you vote FOR all of the nominees.

You also will be asked to approve the Board of Directors' appointment of Ernst & Young, LLP as the Company's independent auditors for the 2000 fiscal year. Your Board of Directors considers the firm well qualified for this position and therefore recommends that you vote FOR this proposal.

Each of the items upon which you will be asked to vote is discussed more fully in the attached Proxy Statement. We urge you to read the Proxy Statement completely and carefully so that you can vote your shares on an informed basis.

Your vote is important! We look forward to receiving your proxy form and hope that you will be able to join us at the Annual Meeting.

Sincerely yours,




/s/ John W. Galuchie, Jr.
-------------------------------
John W. Galuchie, Jr.
Chairman

                              GISH BIOMEDICAL, INC.

                               2681 Kelvin Avenue
                            Irvine, California 92614

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 19, 2000

The Shareholders of Gish Biomedical, Inc.

Notice is hereby given that the Annual Meeting of Shareholders of Gish Biomedical, Inc., a California corporation (the "Company"), will be held at the offices of the Company, 2681 Kelvin Avenue, Irvine, California, 92614, at 9:00 a.m., Pacific Daylight Time, on September 19, 2000 for the following purposes:

         (1) To elect five directors, the names of whom are set forth in the accompanying proxy statement, to serve until the next Annual Meeting.

         (2) To ratify the selection of Ernst &Young, LLP as auditors for the year ending June 30, 2000.

         (3) To transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

Shareholders of record at the close of business on August 4, 2000, are the only shareholders entitled to vote at the Annual Shareholders Meeting.

                                             By Order of the Board of Directors




                                             /s/ Kelly D. Scott
                                             -----------------------------
                                             Kelly D. Scott
                                             President


Irvine, California
August 10, 2000

                              GISH BIOMEDICAL, INC.
                            a California Corporation
                               2681 Kelvin Avenue
                            Irvine, California 92614

                                 PROXY STATEMENT

                         Annual Meeting of Shareholders
                               September 19, 2000
                                    9:00 A.M.

                     Information Concerning the Solicitation

This statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders ("Annual Meeting") of Gish Biomedical, Inc., a California corporation (the "Company"), to be held September 19, 2000.

The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of the Company.

The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit proxies otherwise than by use of the mail, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The proxy materials are being mailed to shareholders of record at the close of business on August 4, 2000.

A shareholder signing and returning a proxy on the enclosed form has the power to revoke it at any time before the shares subject to it are voted by notifying the Secretary of the Company in writing. If a shareholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder fails to so specify with respect to such proposals, the proxy will be voted FOR proposals 1 and 2.

Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present, and each is tabulated separately. In determining whether a proposal has been approved, broker non-votes are not counted as votes for or against a proposal but are included in the determination of the number of shares present and voting on the proposal.

                 Shareholders' Proposals for Next Annual Meeting

Shareholders' proposals intended to be presented at the next Annual Meeting must be received by the Company no later than October 31, 2000, for inclusion in the Company's proxy statement and form of proxy for that meeting. On May 21, 1998 the Securities and Exchange Commission adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934, as amended. The amendment to Rule 14a-4(c)(1) governs the Company's use of its discretionary proxy voting authority with respect to a stockholder proposal which is not addressed in the Company's proxy statement. The new amendment provides that if a proponent of a proposal fails to notify the

Company at least 45 days prior to the current year's anniversary of the date of mailing of the prior year's proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

                          Outstanding Voting Securities

Only shareholders of record at the close of business on August 4, 2000, are entitled to vote at the Annual Meeting. On that day, there were issued and outstanding 3,592,145 shares of Common Stock. Each share has one vote on all matters other than, under certain conditions, the election of directors, (see "Cumulative Voting"). A simple majority of the total shares represented at the Annual Meeting is required to elect directors and ratify or approve the other item being voted on at this time.

                                Cumulative Voting

California law and the bylaws of the Company provide that in elections of directors, if any shareholder makes a proper request to cumulate such shareholder's votes at a shareholder meeting prior to the vote for directors, all shareholders present in person or represented by proxy at the meeting will be entitled to cumulate their votes. Under cumulative voting, each shareholder or proxy is entitled to multiply the number of shares to be voted on behalf of that shareholder times the number of directors to be elected and distribute the number of votes produced by the formula among one or more candidates as the person voting the shares thinks fit.

Discretionary authority to cumulate votes represented by the proxies requested hereby is solicited by the Company's Board of Directors because, in the event that nominations are made in opposition to the nominees of the Board of Directors, it is the intention of the persons named in the enclosed proxy to cumulate votes represented by proxies for individual nominees in accordance with their best judgment in order to assure the election of as many of the nominees of the Board of Directors as possible.

         Security Ownership of Certain Beneficial Holders and Management

The following table sets forth certain information as of August 4, 2000, except as otherwise indicated, regarding the beneficial ownership of Common Stock of the Company by (i) each person who is known to the Company to be the beneficial owner of 5% or more of the Company's Common Stock, (ii) each director of the Company, (iii) certain executive officers of the Company and (iv) all directors and executive officers as a group. To the Company's knowledge, the beneficial owners named in the table have sole voting and investment power with respect to the shares.



                       NAME                                    SHARES BENEFICIALLY OWNED         PERCENT OF CLASS  (1)
Asset Value Fund Limited Partnership                                  549,800                           15%
376 Main Street, Bedminster, NJ  07921

Craig Corporation                                                     548,800(2)                        15%
550 South Hope Street, Ste. 1825, Los Angeles, CA  90071

Dimensional Fund Advisors, Inc.                                       233,500                            7%
1299 Ocean Avenue, Santa Monica, CA  90401

Jack W. Brown                                                         301,027(3)                         8%

James J. Cotter                                                         2,383                             *

Ray R. Coulter                                                         21,450(4)                         1%

John W. Galuchie, Jr.                                                 549,800(5)                        15%

John S. Hagestad                                                      145,856(4)                         4%

Kelly D. Scott                                                        125,000(6)                         3%

All officers and directors as a group, five persons                   844,489(7)                        23%

---------------------------
*Less than 1%


(1)      Percent  of  the  outstanding  shares  of  Common  Stock,  treating  as outstanding all shares issuable upon exercise of options held by particular beneficial owners that are included in the first column.
(2) Craig Corporation is beneficial owner of Common Stock of Gish Biomedical, Inc. through its controlling interest in Citadel Holding Corporation.
(3) Includes 100,000 shares subject to options exercisable currently or within 60 days. Mr. Brown resigned as President and Chairman in September 1999 and as a director in March 2000.
(4) Includes 11,666 shares subject to options exercisable currently or within 60 days.
(5) Mr. Galuchie is deemed to be the beneficial owner of Common Stock of Gish Biomedical, Inc. through his position as Treasurer and Secretary of Asset Value Management, Inc., the sole general partner of Asset Value Fund Limited Partnership.
(6) Includes 60,000 shares subject to options exercisable currently or within 60 days.
(7) Includes 83,332 shares subject to options exercisable currently or within 60 days.

                              ELECTION OF DIRECTORS

                                   Proposal 1:

Five directors will be elected at the Annual Meeting to serve until the next Annual Meeting or until their successors shall have been chosen and qualified. The Company's bylaws authorize a range in the number of directors between six and eleven. There is currently one vacancy. All of the nominees named below have indicated their willingness to serve. However, in the event any one or more of such nominees shall be unable to serve, votes will be cast, pursuant to authority granted by the enclosed proxy, for such person or persons as may be designated by the Board of Directors, unless the Board reduces the number of directors to be elected at the meeting. The Board of Directors recommends that you vote FOR the election of each of the nominees named below. The names of the nominees for directors of the Company are listed in the following table.



NAME                               PRINCIPAL OCCUPATION                       AGE        DIRECTOR SINCE
James J. Cotter             Attorney, Whitman Breed Abbott &                   30              1999
                            Morgan LLP

Ray R. Coulter              Practicing Attorney in Rancho Mirage,              67              1979
                            California
John W. Galuchie, Jr        President, T.R. Winston & Company, Inc.            47              1999
 .
John S. Hagestad            Managing Director, Sares/Regis Group               53              1979

Kelly D. Scott              President and Chief Executive Officer of           44              2000
                            the Company


Nominee's business experience and other Directorships

Mr. Cotter has been an attorney with Whitman Breed Abbott & Morgan LLP since 1997. Previously, he was with Cecelia Packing Corporation. Mr. Cotter received his L.L.M. and J.D. degrees in 1995 from New York University School of Law.

Mr. Coulter is a practicing attorney in Rancho Mirage, California, specializing in corporate, Food and Drug Administration and health care law. For more than the previous 5 years, he was the co-founder and chief financial officer of Wintec Energy, Ltd., an alternate energy company.

Mr. Galuchie, a Certified Public Accountant and Chairman of the Company, is principally engaged in the following businesses: (i) T.R. Winston & Company, Inc., a securities broker/dealer, as President since January 1990 and director since September 1989; (ii) Kent Financial Services, Inc., in various executive positions since 1986 including the Treasurer and Secretary of Asset Value Management, Inc., the sole general partner of Asset Value Fund Limited Partnership ; (iii) Pure World, Inc., a manufacturer and distributor of natural products, as Executive Vice President since April 1988; (iv) Cortech, Inc., a biopharmaceutical company, as President and director since September 1998. Mr. Galuchie served as a director of Crown NorthCorp, Inc. from June 1992 to August 1996, a director of HealthRite, Inc. from December 1998 to June 1999 and a director of Golfrounds.com, Inc. from July 1992 to January 2000.

Mr. Hagestad is a Managing Director of Sares/Regis Group, a firm specializing in real estate acquisition, development and management, located in Irvine, California. He has been associated with Sares/Regis Group for more than 20 years.

Mr. Scott joined the Company in May 2000 as President and Chief Executive Officer. Prior to joining Gish, Mr. Scott was employed for more than twenty years by Sorin Biomedica and its predecessor, Shiley, Inc. a subsidiary of Pfizer, Inc. He was most recently Managing Director of Sorin Biomedica Asia, a position held since 1998. From 1996 to 1997 he was Managing Director of Sorin Biomedica U.K. Ltd. and from 1994 to 1996 Director of National Accounts for Sorin Biomedical, Inc.

Compensation of Directors

Directors who are not officers of the Company each receive a fee of $8,000 per fiscal year and an additional fee of $500 for attendance at each Board of Directors' and committee meeting. Officers of the Company do not receive additional compensation for attendance at Board of Directors' meetings or committee meetings. Effective February 1, 1999, the Board approved the waiver of Directors' compensation until such time as the Company returns to profitability.

Board of Directors' Affiliations

No affiliations exist between the Company and the non-employee nominees to the Board of Directors.

Committees of the Board of Directors

Pursuant to the Company's by-laws, the Board of Directors has appointed four standing committees from among its members. These committees are the Audit, Compensation, Executive and Nominating Committees.

The function of the Audit Committee is to review and report to the Board on the financial statements of the Company prepared by management and to review and report to the Board the results of audit examinations by the Company's independent public accountants. The members of the Audit Committee are Ray R. Coulter, John W. Galuchie, Jr. and John S. Hagestad

The Compensation Committee is a standing committee of the Board of Directors of the Company. The Compensation Committee is responsible for establishing and evaluating the effectiveness of compensation policies and programs for the Company and for making determinations regarding the compensation of the Company's executive officers, subject to review by the full Board of Directors. The members of the Compensation Committee are John S. Hagestad and Ray R. Coulter, both of whom are non-employee directors of the Company.

No member of the Compensation Committee is a former or current officer or employee of the Company or a subsidiary of the Company. Furthermore, there are no Compensation Committee interlocks between the Company and other entities involving the Company's executive officers and board members.

The function of the Executive Committee is to advise the Chief Executive Officer on matters of importance to the Board and the Company, between regularly scheduled meetings of the Board of Directors. The members of the Executive Committee are John S. Hagestad and John W. Galuchie, Jr.

The Nominating Committee is responsible for considering and making recommendations to the Board concerning the director nominees for approval by the Board and the shareholders. The members of the Nominating Committee are John S. Hagestad and John W. Galuchie, Jr.

Meeting Attendance

There were four meetings of the Board of Directors during the fiscal year ended June 30, 1999 and one meeting of the Audit Committee. All directors attended more than 75% of the meetings of the Board and of the committees of which they are members.

                             Executive Compensation

The following table sets forth three years of compensation history for the Chief Executive Officer (the "Named Executive"). There was no other executive officer serving at the end of the last completed fiscal year, nor any additional individuals with salary and bonus for the last fiscal year exceeding $100,000.



                           Summary Compensation Table


                                                                                        Long-Term
                                    Annual Compensation                                 Compensation
                            --------------------------------------------------------    -----------------

                                                                         Other Annual   Securities           All Other
Name and                                                    Bonus        Compensation   Underlying           Compensation
Principal Position                  Year    Salary($)      ($) (1)           ($) (2)    Options (#)          ($) (3)
------------------                  ----    ---------      -------           -------    -----------          -------
Jack W. Brown                       1999    191,000        28,650            4,926        --                 250
   Former President and Chief       1998    175,500        47,750            5,269      225,000              250
   Executive Officer of the         1997    160,000        26,240            5,281        --                 250
   Company



(1) Bonuses paid to the Named Executive are pursuant to annual incentive compensation programs established each year for selected employees of the Company, including the Company's executive officers. Under this program, performance goals, relating to such matters as sales growth, gross profit margin and net income as a percentage of sales, and individual efforts are established each year. Incentive compensation, in the form of cash bonuses, was awarded based on the extent to which the Company and the individual achieved or exceeded the performance goals.

(2) Other Annual Compensation consists of the personal use portion of company-provided automobiles and premiums paid on executive disability policies.

(3) All Other Compensation consists of the Company's matching contributions to the Gish Salary Savings Plan under Section 401(k) of $250 in each fiscal year.

Option Grants in Last Fiscal Year. The Named Executive Officer identified in the Summary Compensation Table did not receive a grant of stock options during the year ended June 30, 1999. The Company has never granted stock appreciation rights (SAR's).

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Values. The following table sets forth, for each of the executive officers named in the Summary Compensation Table above, each exercise of stock options during the year ended June 30, 1999 and the year-end value of unexercised options:



                                                               Number of Securities
                                                              Underlying Unexercised               Value of Unexercised
                    Shares                                           Options                       In-the-Money Options
                  Acquired on            Value               at Fiscal Year End 1999             at Fiscal Year End 1999
                                                             -----------------------            -------------------------

Name            Exercise (#)       Realized ($)(1)    Exercisable      Unexercisable       Exercisable  (2)     Unexercisable(2)
----            ------------       ---------------    -----------      -------------       ----------------     ----------------
J. Brown           56,000               $22,736          169,000             -                  $47,489                  -



(1)      Excess of market price over exercise price, on the date of exercise.
(2)      Excess of $3.00 (market price at year end) over exercise price.

Employment Contracts

Jack W. Brown joined the Company in 1980 as the Vice President of Marketing. Shortly thereafter in 1980 Mr. Brown was elected President and Chairman of the Board of Directors. In September of 1999 Mr. Brown resigned as President and Chairman and assumed the position of Managing Director of Product Development of the Company. An employment agreement provides for Mr. Brown's continued compensation by the Company until September 15, 2001 at an annual salary of $100,000. Mr. Brown resigned from the Board of Directors in March 2000.

Mr. Scott joined the Company in May 2000 as President and Chief Executive Officer. Mr. Scott entered into a written employment agreement with the Company whereby he is entitled to an annual base salary of $180,000, a signing bonus of $20,000 upon the commencement of his employment, and a bonus to be determined by the Board of Directors based on the achievement of specified corporate profitability targets. In the event that his employment is involuntarily terminated on or before May 18, 2001, he will be entitled to severance equivalent to two times the annual salary then in effect on the date of such termination. In the event that involuntary termination occurs after May 18, 2001 but before May 18, 2002, he will receive a payment equal to two times the annual salary then in effect, less the amount of base salary received from May 18, 2001 until the date of termination. Mr. Scott was granted options to purchase 190,000 shares of the Company's Common Stock at an exercise price of $3.00 per share. Options will vest and become exercisable at the rate of 60,000 shares on May 18, 2000, 40,000 shares on May 18, 2001, 40,000 shares on May 18, 2002, and 50,000 shares on May 18, 2003.

Profit Sharing Plan

The  Company has a Salary  Reduction  Profit  Sharing  Plan,  established  under
Section 401(k) of the Internal Revenue Code, in which all employees are eligible to participate (the "Profit Sharing Plan"). Under the provisions of the Profit Sharing Plan employees may cause up to 15% of their salary to be contributed to the Profit Sharing Plan. Contributions by employees are held in a trust established under the Profit Sharing Plan and invested as directed by each participant. A participant's contributions and the earnings thereon are payable to the participant or his or her survivors upon death, disability or retirement in a lump sum or installments over not more than 15 years as directed by the participant. The Company matches up to $250 of annual contributions by each employee. For the plan year ended December 31, 1998, the Company made contributions to the Profit Sharing Plan totaling $51,000 and paid administrative costs of $21,000. For the plan year ended December 31, 1999, the Company made contributions to the Profit Sharing Plan totaling $43,000 and paid administrative costs of $6,000. Non-employee directors are not eligible to participate in the Profit Sharing Plan.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based upon its review of the copies of reporting forms furnished to the Company, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its directors, officers and any persons holding ten percent or more of the Company's Common Stock with respect to the Company's fiscal year ended June 30, 1999, were satisfied.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                                   Proposal 2:

Subject to ratification by the shareholders, the Board of Directors has reappointed Ernst & Young, LLP as independent auditors to audit the financial statements of the Company for the current fiscal year. Ernst & Young, LLP has served as the Company's auditors since 1979 and has issued its report on the Company's financial statements for the last twenty years.

Representatives of Ernst & Young, LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Audit Committee and the Board of Directors recommend the shareholders vote FOR such ratification.

                                  OTHER MATTERS

As of the date of this proxy statement, the Board of Directors is not informed of any matters, other than those stated above, that may be brought before the meeting. The persons named in the enclosed form of proxy or their substitutes will vote with respect to any such matters in accordance with their best judgment.

A copy of the Company's Annual Report to Shareholders, including Financial Statements for the three fiscal years ending June 30, 1999, 1998 and 1997, together with the report of Ernst & Young, LLP therein, has been mailed to each shareholder together with this Proxy Statement.

                                         By Order of the Board of Directors



                                         /s/ John W. Galuchie, Jr.
                                         -------------------------------------
                                         John W. Galuchie, Jr.
                                         Chairman

Dated August 10, 2000

                              GISH BIOMEDICAL, INC.

                      PROXY SOLICITED BY BOARD OF DIRECTORS

John W. Galuchie, Jr. and James J. Cotter, Jr., and each of them, with full power of substitution are hereby appointed proxies to vote all shares of stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Gish Biomedical, Inc. (the "Company") to be held on September 19, 2000 at the Company's offices at 2681 Kelvin Avenue, Irvine, California, at 9 a.m., Pacific Daylight Time, or any adjournment thereof, as follows:

(1) ELECTION OF DIRECTORS:
      FOR ALL NOMINEES [ ]  WITHHOLD FOR ALL [  ]  EXCEPTIONS [  ]
      LISTED BELOW          NOMINEES LISTED
                            BELOW

James J. Cotter, Jr.          Ray R. Coulter           John W. Galuchie, Jr.
John S. Hagestad              Kelly D. Scott

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the exceptions box and write the name(s) of the nominee(s) in the space provided below.

         Exceptions -------------------------------

(2) TO RATIFY APPOINTMENT OF ERNST & YOUNG, LLP AS AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2000:
         FOR [  ]                  AGAINST [  ]                    ABSTAIN [  ]

(3) In their discretion, the proxies named herein are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, including procedural and other matters relating to the conduct of the meeting.

This proxy will be voted as directed. Unless otherwise directed, this proxy will be voted for the election of the five directors and for proposal 2.

Signature                                                 Date
          -----------------------------------------       --------------, 2000

Note: Please sign exactly as your name appears hereon. (When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please date, sign and return this card in the enclosed envelope.

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